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                                                                    EXHIBIT 4.10

                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is executed this 21st day of June, 2002, by the Additional Guarantor (as herein after defined) and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee").

         WHEREAS, MATRIA HEALTHCARE, INC., a Delaware corporation, as issuer (the "Issuer") and certain of its wholly-owned subsidiaries listed on Exhibit A attached hereto (the "Existing Guarantors") have heretofore entered into an Indenture dated as of July 9, 2001 (the "Original Indenture"), with Trustee pursuant to which the Trustee acts as trustee for the Holders of the Issuer's 11% Senior Notes due 2008;

         WHEREAS, pursuant to the term of Article Ten of the Indenture, each Guarantor, by executing the Indenture, jointly and severally, unconditionally guarantees the Issuer's payment and performance obligations under the Indenture;

         WHEREAS, in accordance with Section 4.13 of the Original Indenture, the Restricted Subsidiary listed on Exhibit B attached hereto (the "Additional Guarantor") must execute supplements to the Original Indenture for the purpose of joining the Existing Guarantors as a Guarantor;

         WHEREAS, Section 4.13 of the Original Indenture permits the Additional Guarantor to execute supplements to the Original Indenture for the purpose of adding Guarantors; and

         WHEREAS, Section 4.13 also requires the Additional Guarantor to execute and deliver a notation of guarantee.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         Section 1. Definitions. All capitalized terms used in this Supplemental Indenture not defined herein shall have the meanings ascribed to them in the Original Indenture.

         Section 2.        Additional Guarantors.

                  (a) The Additional Guarantor is hereby added as a Guarantor with all of the obligations of a Guarantor as set forth in the Original Indenture, as amended and supplemented by this Supplemental Indenture.

                  (b) As further evidence of the Additional Guarantor's Note Guarantee, the Additional Guarantor shall execute and deliver along with this Supplemental Indenture a notation of guarantee, the form of which is attached hereto as Exhibit C, and shall have all of the obligations of a Guarantor thereunder.


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         Section 3.        Counterparts. This Supplemental Indenture may be
executed in any number of counterparts, each of which shall be deemed an original, but of all which together shall constitute one and the same document.

         Section 4. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

                            [signature pages follow]


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         IN WITNESS WHEREOF, MarketRing.com, Inc. has caused this Supplemental
Indenture to be duly executed all as of the date and year first above written.


                                       MARKETRING.COM, INC.



                                       By:
                                          ----------------------------------
                                          Name:  Parker H. Petit
                                          Title: Vice President



                                       By:
                                          ----------------------------------
                                          Name:  Yvonne V. Scoggins
                                          Title: Treasurer


This Supplemental Indenture is hereby acknowledged and accepted this ____ day of June, 2002 by WELLS FARGO BANK MINNESOTA, N.A., as Trustee



By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------


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                                    EXHIBIT A

                               EXISTING GUARANTORS

A.R. Medical Supplies, Inc.

Clinical-Management Systems, Inc.

Diabetes Acquisition, Inc.

Diabetes Management Solutions, Inc.

Diabetes Self Care, Inc.

Facet Technologies, L.L.C.

Gainor Medical Acquisition Company

Gainor Medical International, L.L.C.

Gainor Medical Direct, L.L.C.

Matria of New York, Inc.

National Reproductive Medical Centers, Inc.

Infertility Management Services, Inc.

PFCC Liquidation Corp.

PFCF Liquidation Corp.

PFMG Liquidation Corp.

Q Liquidation Corp.

Shared Care, Inc.

Matria Laboratories, Inc.


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                                    EXHIBIT B

                              ADDITIONAL GUARANTOR

MarketRing.com, Inc.


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                                    EXHIBIT C

                         [attach notation of guarantee]